WEINBERG  &  COMPANY,  P.A.
---------------------------
Certified  Public  Accountants


March 8, 2005


Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549


RE:     SALMON EXPRESS, INC.
FILE REF. NO. 333-111996


We were previously the principal accountants for Salmon Express, Inc. through September 17, 2004. On September 17, 2004, our appointment as principal accountants was terminated. We have read Salmon Express, Inc's statements included under item 4.01 of its Form 8-K/A dated March 8, 2005, and we agree with the statements made in response to that item insofar as they relate to our Firm.

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.
Certified  Public  Accountants